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                    LETTER TO HOLDERS OF PHYSICAL SECURITIES

                                  $100,000,000

                              INTEGON CORPORATION
            OFFER TO PURCHASE FOR CASH AND SOLICITATION OF CONSENTS

THE TENDER OFFER (AS DEFINED BELOW) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED (AS MAY BE SO EXTENDED, THE "EXPIRATION TIME"). THE CONSENT DATE IS TUESDAY, NOVEMBER 25, 1997 OR SUCH LATER DATE AS DESCRIBED IN THE OFFER TO PURCHASE (AS DEFINED BELOW). THE RECORD DATE IS NOVEMBER 14, 1997.

                                                               November 12, 1997

To Holders of Physical Securities:

     We have been appointed by Integon Corporation, a Delaware corporation (the "Company"), to act as Dealer Manager and Solicitation Agent (the "Dealer Manager") in connection with the offer to purchase (the "Tender Offer") for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 12, 1997 (the "Offer to Purchase") of the Company and in the accompanying Consent and Letter of Transmittal (the "Letter of Transmittal"), any and all of the outstanding
10 3/4% Capital Securities, Series B issued by Integon Capital I, a Delaware business trust (the "Capital Securities"). In conjunction with the Tender Offer, the Company is soliciting consents ("Consents") from Holders of Capital Securities for the Proposed Amendments (as defined in the Offer to Purchase) to the Junior Subordinated Indenture (as defined in the Offer to Purchase) and execution of the Supplemental Indenture (as defined in the Offer to Purchase).

     The Total Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be $1,347.33 which includes Accumulated Distributions (as defined in the Offer to Purchase), up to, but not including, the Settlement Date (as defined below). The Tender Offer Consideration for each $1,000 liquidation amount of Capital Securities tendered shall be an amount equal to the Total Consideration minus the Consent Payment (as defined in the Offer to Purchase).

     Upon the terms and subject to the conditions of the Tender Offer, payment will be made for those Capital Securities accepted for payment pursuant to the Tender Offer in immediately available (same-day) funds on the third New York Stock Exchange trading day following the Expiration Time, or as soon as possible thereafter (the "Settlement Date").

     For your information, we are enclosing the following documents:

     1. The Offer to Purchase;

     2. The Letter of Transmittal to be used by you to tender your Capital Securities and to deliver your Consent to the Proposed Amendments and execution of the Supplemental Indenture;

     3. A Notice of Guaranteed Delivery to be used only after the Consent Time on the Consent Date to accept the Tender Offer, if certificates for Capital Securities cannot be delivered to the Depositary (as defined herein) prior to the Expiration Time;

     4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     5. A return envelope addressed to First Chicago Trust Company of New York, as depositary (the "Depositary").
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     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE TENDER OFFER WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED.

     IMPORTANT: A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) TOGETHER WITH THE CAPITAL SECURITIES (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE CONSENT TIME ON THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE CONSENT PAYMENT TOGETHER WITH THE TENDER OFFER CONSIDERATION. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH THE CAPITAL SECURITIES (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE TENDER OFFER CONSIDERATION.

     LETTERS OF TRANSMITTAL AND CAPITAL SECURITIES MUST BE SENT ONLY TO THE DEPOSITARY. DO NOT SEND LETTERS OF TRANSMITTAL OR CAPITAL SECURITIES TO THE COMPANY, D.F. KING & CO., INC. OR MORGAN STANLEY DEAN WITTER. PLEASE REFER TO THE OFFER TO PURCHASE FOR INSTRUCTIONS REGARDING TENDERING CAPITAL SECURITIES HELD IN PHYSICAL FORM.

     Holders of Capital Securities who desire to accept the Tender Offer must deliver their Consents to the Proposed Amendments and execution of the Supplemental Indenture. Holders who purchase Capital Securities or whose purchase settles or is registered after the close of business on the Record Date and at or prior to the Consent Time on the Consent Date who wish to tender their Capital Securities in the Tender Offer must arrange with their seller to receive a duly completed, valid and unrevoked Proxy (as defined in the Offer to Purchase) (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal) from the Holder on the Record Date of such Capital Securities. In order to facilitate the receipt of Consents, Capital Securities shall, during the period which commences November 12, 1997 and which will end at the Expiration Time, trade in the over-the-counter market "with proxy" providing the purchaser with the right to vote such acquired Capital Securities in the Consent Solicitation.

     In order to take advantage of the Tender Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the Depositary, and certificates representing the tendered Capital Securities (or confirmation of book-entry transfer) should be delivered to the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Holders of Capital Securities whose certificates for Capital Securities are not immediately available, or who cannot deliver their certificates and other required documents to the Depositary or complete the procedures for the book-entry transfer after the Consent Time on the Consent Date, but prior to the Expiration Time, may tender their Capital Securities by following the guaranteed delivery procedures specified in the section of the Offer to Purchase captioned "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Capital Securities and Delivering Consents -- Guaranteed Delivery Procedures."

     HOLDERS SHOULD BE AWARE THAT THE GUARANTEED DELIVERY PROCEDURES CANNOT BE USED PRIOR TO THE CONSENT TIME ON THE CONSENT DATE AND THAT USE OF THE GUARANTEED DELIVERY PROCEDURES WILL RESULT IN A HOLDER BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE CAPITAL SECURITIES SO DELIVERED WHICH MIGHT OTHERWISE BE PAID.

     The Company will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any Capital Securities to it pursuant to the Tender Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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     Questions and requests for assistance should be addressed to the Dealer
Manager at its address and telephone number set forth on the back cover of the Offer to Purchase. Requests for additional copies of the enclosed materials should be directed to D.F. King & Co., Inc. at the telephone number set forth on the back cover of the Offer to Purchase. Such additional copies will be furnished promptly at the Company's expense.

                                          Very truly yours,

                                          MORGAN STANLEY DEAN WITTER

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